SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   December 7, 2009

VirtualHealth Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17520	75-227-6137

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 12012, Lexington, Kentucky		40579
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(859) 321-2466

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure. The following information is being disclosed pursuant to Regulation FD and should not be deemed an admission as to the materiality of such information.
PRO-FORMA CASH FLOW YEAR ONE,							6	TONS PER HOUR

	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Total
	1	2	3	4	5	6	7	8	9	10	11	12

Gross Income- Free AU	0	0	0	136,586	273,173	341,466	546,345	682,932	682,932	682,932	682,932	682,932	4,712,230
Black Sands	0	0	0	0	0	0	0	0	0	0	0	0	0

Gross Sales	0	0	0	136,586	273,173	341,466	546,345	682,932	682,932	682,932	682,932	682,932	4,712,230
Accumulated Sales	0	0	0	136,586	409,759	751,225	1,297,571	1,980,502	2,663,434	3,346,366	4,029,298	4,712,230

Production Expense	98,188	98,188	98,188	98,188	98,188	98,188	98,188	98,188	98,188	98,188	98,188	98,188	1,178,260
Indirect Op. Ex.	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	96,000

Remediation	0	0	0	12	23	29	46	58	58	58	58	58	363
Total Operating Cost	106,188	106,188	106,188	106,200	106,211	106,217	106,234	106,246	106,246	106,246	106,246	106,246	1,274,622

Gross Operating Inc.	-106,188	-106,188	-106,188	30,398	166,984	235,278	440,157	576,744	576,744	576,744	576,744	576,744	3,437,970

Reserve for Ict													0
Net Income	-106,188	-106,188	-106,188	30,398	166,984	235,278	440,157	576,744	576,744	576,744	576,744	576,744	3,437,970
Accum. Net Income	-106,188	-212,377	-318,565	-288,167	-121,182	114,095	554,252	1,130,996	1,707,740	2,284,483	2,861,227	3,437,970	3,437,970

CASH FLOW ANALYSIS

Beginning Cash	1,500,000	843,812	337,623	131,435	161,833	328,818	564,095	1,004,252	1,580,996	2,157,740	2,734,483	3,311,227
Operating Income	-106,188	-106,188	-106,188	30,398	166,984	235,278	440,157	576,744	576,744	576,744	576,744	576,744	3,437,970
Start Up Cost	250,000	200,000	100,000	0			0	0	0	0	0	0	550,000
Capital Expense	300,000	200,000	0	0			0	0	0	0	0	0	500,000
Contract Cost	0	0	0	0	0	0	0	0	0	0	0	0	0
Reserve for Inv. Ret	0	0	0	0	0	0	0	0	0				0
Cash Added	0	0	0		0	0	0	0	0	0	0		0

Ending Cash	843,812	337,623	131,435	161,833	328,818	564,095	1,004,252	1,580,996	2,157,740	2,734,483	3,311,227	3,887,970

Net Cash Flow/Month	-656,188	-506,188	-206,188	30,398	166,984	235,278	440,157	576,744	576,744	576,744	576,744	576,744

Total Oz Au. Produced	0	0	0	114	228	285	455	569	569	569	569	569	3,927

ASSUMPTIONS FOR OPERATIONS
				Cost per Yrd-Ounce

Tons Run/mo	7,949	Total Oz Au Produced	3927
Price Gold	$1,200	Tons per hour	6	Capital Equipment	$0
Grams Gold per ton	18.00	Hours per day	8
Ounces per Ton.	0.5778	Tons per day	48	Direct Production Cost (sheet 3)	$148.23
Cost of Convert BS	0.0000	Days per month	24	Remediation/ton	$0.05
Recovery rate	95%	Au/Ton blk sands	0.0	Indirect/oz	$12.08
Value per Ton-FR-AU	$624.02	Purity	90%	Total Operating Cost/ton	$160.35
% Bl Sands/ton	0.00%	Average yards per month	1152	Total cost per oz	$324.50

The foregoing was compiled from an initial reserves analysis received by the Company in connection with its previously announced acquisition of a lease on the Treasure Gulch group mines. The foregoing proforma information is subject to assumptions that may differ materially from actual results, including but not limited to the assumptions set forth above. In addition, costs and expenses may far exceed those currently anticipated.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.          Description

99.1                      Fact Sheet and Technical Summary dated September 14, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VIRTUALHEALTH TECHNOLOGIES, INC.

Date: December 7, 2009	By: /s/ Scott A. Haire
Scott A. Haire, Chief Executive Officer